Exhibit 99.2

                            SUBSCRIPTION AGREEMENT



Alliance Farms Cooperative Association
c/o Farmland Industries, Inc.
3315 North Oak Trafficway
Department 47
Kansas City, Missouri 64116
Attention:  Wayne N. Snyder

Gentlemen:

     1.   Subscription.


          a. The undersigned understands that Alliance Farms Cooperative Association, a Colorado cooperative association (the "Company"), may offer up to
(i) an aggregate of 51 shares (the "Class A Shares") of its (Class A) Common Stock, $.01 par value, on a "best efforts, all-or-none" basis for not less than 17 Class A Shares (a "Minimum Class A Block"), and thereafter may continue to offer Class A Shares on such basis with respect to successive Minimum Class A Blocks until 51 Class A Shares have been issued and sold, and (ii) an aggregate of 108 shares (the "Class B Shares" and together with the Class A Shares, the "Shares") of its Class B Common Stock, $.01 par value, on a "best efforts, all-or-none" basis for not less than 18 Class B Shares (a "Minimum Class B Block"), and thereafter may continue to offer Class B Shares on such basis with respect to successive Minimum Class B Blocks until 108 Class B Shares have been issued and sold. The undersigned acknowledges and agrees that prior to the execution of this Subscription Agreement, the undersigned has received the Company's
Prospectus dated            , 1997 for the Shares, which Prospectus contains the
form of this Subscription Agreement.

          b.   The undersigned hereby subscribes for and agrees to purchase
(i)        Class A Shares at a price of $80,000 per share, and (ii)        Class
B Shares at a price of $70,000 per share pursuant to the terms and conditions of this Subscription Agreement (the "Subscription")<F1>. The undersigned understands and agrees that in order to subscribe for any Shares, the following
items must be delivered to the Company on or before 5:00 p.m. on            ,
1998 (or by 5:00 p.m. on            , 1999 if the termination of the offering is
extended by the Company):

[FN]
One Class A Share or one Class B Share is the minimum number of Shares for which an investor may subscribe, as described in the Prospectus.


               (A) two completed and executed copies of this Subscription Agreement;

               (B) the undersigned's check, bank draft or wire transfer (contact the Company for wire transfer instructions), payable to the order of "Alliance Farms Cooperative Association Escrow No. 1482300" in an amount representing the aggregate purchase price of the Shares being subscribed for hereunder (which amount is equal to the product obtained by multiplying the number of Class A Shares being subscribed for by $80,000 per Share plus the product obtained by multiplying the number of Class B Shares being subscribed for by $70,000 per Share);

               (C) (if the undersigned is subscribing for any Class A Shares) two completed and executed copies of the Feeder Pig Purchase Agreement in the form attached to the Prospectus as Exhibit B;<F2>

[FN]
Please do not date the Feeder Pig Purchase Agreement; the Company will date the Feeder Pig Purchase Agreement upon acceptance of subscriptions.


               (D) (if the undersigned is subscribing for any Class B Shares) two completed and executed copies of the Weaned Pig Purchase Agreement in the form attached to the Prospectus as Exhibit C;<F3> and

[FN]
Please do not date the Weaned Pig Purchase Agreement; the Company will date the Weaned Pig Purchase Agreement upon acceptance of subscriptions.


               (E) one executed stock power respecting the Class A Shares subscribed by the undersigned hereunder in favor of the Company as contemplated by Section 17 of the Feeder Pig Purchase Agreement.<F4>

[FN]
A form stock power is attached hereto as Annex 1 for your convenience. Please do not date or otherwise complete the stock power; the Company will date and complete the stock power upon acceptance of subscriptions.

               (F) one executed stock power respecting the Class B Shares subscribed by the undersigned hereunder in favor of the Company as contemplated by Section 17 of the Weaned Pig Purchase Agreement.<F5>
[FN]
A form stock power is attached hereto as Annex 1 for your convenience. Please do not date or otherwise complete the stock power; the Company will date and complete the stock power upon acceptance of subscriptions.


In addition, if the undersigned is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, the undersigned may be required to deliver to the Company a completed and executed Potential Investor Questionnaire with respect to the representation and warranty made pursuant to Section 3.l below. The undersigned understands that pending the Company's acceptance of subscriptions for a Minimum Class A Block or a Minimum Class B Block in this offering and the satisfaction of certain other conditions, all funds received by the Company in payment of the offering price for the Shares promptly will be deposited in an interest-bearing escrow account established at NationsBank, N.A. (Mid-West) (formerly Boatmen's National Bank), Kansas City, Missouri. Payment of the applicable offering price must be made payable to the order of "Alliance Farms Cooperative Association Escrow No. 1482300", the escrow account established at such bank. Upon the Company's acceptance of subscriptions for a Minimum Class A Block of 17 Class A Shares or for a Minimum Class B Block of 18 Class B Shares, and the satisfaction of certain other conditions, all funds deposited in the escrow account with respect to such Shares, together with any interest earned thereon, will be paid to the Company. In the event that the Company does not issue Shares for which funds have been deposited in the escrow account prior to the termination of the offering, such funds will be refunded to the respective subscribers, together with any interest earned thereon and without any deduction being made for expenses.

          c. The undersigned understands that this Subscription shall be irrevocable, except as otherwise provided by virtue of applicable federal and state securities laws, and shall survive the death or disability of the undersigned, in the case of an individual, or the dissolution or bankruptcy of the undersigned, in the case of an entity.

     2. Acceptance of Subscription. The undersigned understands that if and to the extent this Subscription is not accepted by the Company, in whole or in
part, prior to 5:00 p.m. on            , 1998 (or by 5:00 p.m. on             ,
1999 if the termination date of the offering is extended by the Company), any amount so received by the Company will be returned to the undersigned. The undersigned acknowledges that the management of the Company reserves the right, in its sole and absolute discretion, to accept or reject this Subscription, in whole or in part, and that this Subscription shall not be binding unless and until accepted by the Company. The undersigned agrees that subscriptions need not be accepted in the order they are received.

     3. Representations, Warranties and Agreement. The undersigned represents and warrants to the Company and its officers, directors, employees, agents and controlling persons, and agrees with such persons, as follows:

          a. The undersigned and his or her representative, if any, have been furnished all additional information relating to the Company, its business and financial condition, the offering of the Shares and any other matter set forth in the Prospectus which they have requested.

          b. The undersigned agrees that the certificates evidencing the Shares being purchased by the undersigned shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

          Sale, transfer or hypothecation of the shares represented by this certificate is restricted by the provisions of the Colorado cooperative association law and the Articles of Incorporation and Bylaws of Alliance Farms Cooperative Association (the "Company"), a copy of which provisions may be inspected at the principal offices of the Company, and all provisions of which are hereby incorporated by reference in this certificate.

     The undersigned agrees that the Shares or any of them shall be sold, pledged, assigned, hypothecated, or otherwise transferred (with or without consideration) (a "Transfer") only if such Transfer is permissible under the Colorado cooperative association law and the Company's Articles of Incorporation and Bylaws. The undersigned understands that the Company has not agreed to register the Shares for distribution in accordance with the provisions of certain applicable state securities law (the "State Acts"), that the Company is the only party who may register the Shares under certain State Acts and that the Company has not agreed to comply with any exemption under the State Acts for the resale of the Shares. The undersigned understands that there is and likely will be no market for the (Class A) Common Stock or Class B Common Stock of the Company and that the undersigned therefore may be unable to sell or dispose of the Shares.

          c. The undersigned agrees that a stop transfer order shall be placed on the transfer books maintained with respect to the Shares which gives effect to the restrictive legend set forth in Section 3.b.

          d. The undersigned understands that no federal or state agency has passed upon the Shares or upon the accuracy or adequacy of the Prospectus, or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares.
     The undersigned understands that the Prospectus may not have been filed with or reviewed by certain state securities administrators.

          e. The undersigned is a producer of agricultural products, an association of such producers, or a federation of such associations.

          f. If a natural person, the undersigned is a citizen of the United States of America, is at least 21 years of age, and has the legal capacity to execute, deliver and perform this Agreement, and his or her principal residence is located within the state designated under his or her name below.

          g. If the undersigned is a corporation, trust, partnership, or any other entity, such entity is authorized and otherwise duly qualified and empowered to execute and deliver this Subscription Agreement and thereupon shall become legally bound thereby, all necessary actions have been taken to authorize and approve the investment in the Shares, such entity was not formed for the purpose of making the investment in the Shares and such entity's principal place of business is located at the address set forth on the signature page hereof.

          h. The undersigned acknowledges and agrees that certain commissions as described in the Prospectus may be due and payable to certain selling agents or other representatives of the Company in connection with this Subscription.

          i. The undersigned acknowledges that the Company may assign the Company's rights in and to the Feeder Pig Purchase Agreement and/or Weaned Pig Purchase Agreement executed by the undersigned and any and all other assets of the Company to any lender that may provide financing to the Company in connection with the construction of feeder or weaned pig production facilities or the operation thereof, or both, and the undersigned consents to any such assignment.

          j. If the undersigned is a resident of Iowa, or otherwise is subscribing for Shares in Iowa, the undersigned certifies that the undersigned either (i) has a net worth, or joint net worth with the undersigned's spouse, in either case, exclusive of home, furnishings and automobiles ("Adjusted Net Worth") of at least $65,000 as of the date hereof, and an annual gross income of at least $65,000 for each of the undersigned's two most recent tax years; or (ii) has Adjusted Net Worth of at least $250,000 as of the date hereof.

     4. Taxpayer Identification Number. The undersigned agrees to complete, execute and return to the Company a Form W-9, "Payer's Request for Taxpayer Identification Number and Certification", concurrently with the delivery of the executed copy of this Subscription Agreement.<F6>

[FN]
A Form W-9 is attached hereto as Annex 2 for your convenience.

     5. Indemnification. The undersigned agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including attorneys' fees) which any of them may incur by reason of the failure by the undersigned to fulfill any of the terms or conditions of this Subscription Agreement. All representations, warranties and covenants contained in this Subscription Agreement, and the indemnification contained in this Section 5 shall survive the acceptance of this Subscription.

     6. No Waiver. Notwithstanding any of the representations, warranties, acknowledgements or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any of the rights granted to the undersigned under federal or state securities law.

     7. Entire Agreement; Modification. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and neither this Subscription Agreement nor any provisions hereof shall be waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     8. Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, with delivery confirmed, addressed to: in the case of the Company: Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., 3315 North Oak Trafficway, Department 47, Kansas City, Missouri 64116, Attention: Wayne N. Snyder, or at such other address as the Company shall so notify the undersigned pursuant hereto, and in the case of the undersigned at the address set forth on the signature page thereof or at such other address as the undersigned shall so notify the Company pursuant hereto. Any such notice, demand or other communication shall be deemed to have been given as of the date when so delivered.

     9. Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and the undersigned's respective heirs, executors, administrators, successors, legal representatives and assigns.

     10.  Type of Ownership.  The Subscriber wishes to own the Shares as follows

(mark one):

     [ ]  Separate or individual property;

     [ ]  Joint tenants with right of survivorship (both parties must sign all required documents);
     [ ]  Community property (both parties must sign all required documents);


     [ ] Trust (include name of trust, name of trustee, and include a copy of the trust instrument);

     [ ] Corporation (include articles of incorporation, bylaws and certified corporate resolution authorizing the investment and signature);

     [ ] Partnership (include a copy of the partnership agreement and a written consent of partners authorizing the investment and signature);

     [ ]  Other (specify):                                  .

(Note: Subscribers should seek the advice of their attorney in deciding in which of the above forms they should take ownership of the Shares, since different forms of ownership may have varying gift tax, estate tax, income tax and other consequences, depending on the state of the Subscriber's domicile and the Subscriber's particular personal circumstances.)

     The name(s) in which the Shares are to be held is:

     11.  Assignability.  The undersigned agrees not to transfer or assign this

Subscription Agreement, or any of the undersigned's interest herein, and further agrees that the transfer or assignment of the Shares shall be made only in accordance with the terms and conditions of this Subscription Agreement, the Company's Articles of Incorporation and Bylaws, and all applicable laws.

     12. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        [The remainder of this page intentionally has been left blank]


     THE UNDERSIGNED HEREBY REPRESENTS THAT THE UNDERSIGNED HAS READ THIS SUBSCRIPTION AGREEMENT IN ITS ENTIRETY.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this     day of              , 199  , at                  ,
            .
                                        (city)                   (state)
INDIVIDUALS SIGN HERE
Note: If the Subscriber wishes to own the Shares with another person as joint tenants, or as community property, both individuals must sign this Subscription Agreement.


Signature


Name (please print)


Social Security Number

Principal Residence Address of Subscriber


Street Address


City and State         Zip Code

Additional Individual (if any)



Signature


Name (please print)


Social Security Number
Principal Residence Address of Subscriber


Street Address


City and State         Zip Code


     THE UNDERSIGNED HEREBY REPRESENTS THAT THE UNDERSIGNED HAS READ THIS SUBSCRIPTION AGREEMENT IN ITS ENTIRETY.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this     day of              , 199  , at                  ,
            .
                                       (city)                  (state)

ORGANIZATIONS SIGN HERE

Note: If signed on behalf of a corporation, please submit the corporation's articles of incorporation, bylaws, and certified corporate resolution authorizing the investment and signature. If signed on behalf of a partnership, please submit a copy of the partnership agreement and a written consent of partners authorizing the investment and signature. If signed on behalf of a trust, please submit the name of the trust, name of the trustee, and a copy of the trust instrument.


Printed Name of Organization


By:
   Signature


Printed Name and Title


By:
   (Additional signature if required by
   governing instrument)



Printed Name and Title


Federal Taxpayer Identification Number

Address of Principal Place of Business:



Street Address



City and State         Zip Code



Country (if other than U.S.A.)
ALLIANCE FARMS COOPERATIVE ASSOCIATION hereby [accepts][rejects] the above
Subscription on this       day of              , 199  , at              ,
Colorado.


                              ALLIANCE FARMS COOPERATIVE ASSOCIATION


                              By:
                                   Name:
                                   Title: